UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 001-16207



                         Date of Report: March 12, 2006



                            GS AGRIFUELS CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                              98-0226479
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(State of other jurisdiction of                                  (IRS Employer
incorporation or organization)                               Identification No.)


One Penn Plaza, Suite 1612, New York NY                                  10119
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)







Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01    COMPLETION OF ACQUISITION OF ASSETS

On March 6, 2007, GS AgriFuels Corporation (the "Company") acquired about 85% of the outstanding capital stock of Sustainable Systems, Inc. ("Sustainable") for a total purchase price of about $12.6 million.

Sustainable owns an oilseed crushing facility in Culbertson, Montana, and is in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils. Sustainable is currently expanding its oilseed extraction and refining capability from 300 tons per day to 600 tons per day.

About $3.6 million of the purchase price was paid by the Company at closing in the form of the Company's common stock at a price of $4.50 per share (corresponding to 789,572 shares of Company common stock). The Company issued a $1.9 million note (the "Note") at the closing due in cash upon the completion and commissioning of Sustainable's current plant expansion, which is expected to be completed in the first quarter of 2008. The Company issued convertible debentures at the closing for $3.55 million due on the first anniversary of closing and another $3.55 million due on the second anniversary of the closing (collectively, the "Convertible Debentures"). The Note and the Convertible Debentures accrue interest at the rate of 5% per annum, which interest is to be paid on a pro-rated basis at each relevant maturity date.

The Convertible Debentures are convertible into Company common stock at the option of the holder any time after each of their respective maturity dates (the first and second anniversaries of closing) at a rate equal to the volume weighted average price of the Common Stock for the 20 trading days prior to any such date of conversion. The Convertible Debentures may be redeemed with cash by the Company at any time prior to conversion by the holder without penalty. The Company's obligations under the Note and the Convertible Debentures are secured by the Company's Sustainable common stock holdings.

In connection with its acquisition of Sustainable, the Company issued Sustainable's management and employees a total of 935,375 five-year performance based stock options exercisable into Company common stock according to the following summary schedule:

                  Options              Exercise Price
                  534,500                   $    3.50
                  267,250                   $    7.00
                  133,625                   $   10.50

Prior to the acquisition, the Company held a 15% stake in Sustainable and Sustainable is now a wholly-owned subsidiary of the Company.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements:

Audited Financial Statements of Sustainable Systems, Inc. - to be filed by amendment.

Exhibits:

10.1 Share Purchase Agreement dated March 6, 2007 among GS AgriFuels and the shareholders of Sustainable Systems, Inc.

10.2 Security Agreement dated March 6, 2007 between GS AgriFuels and the shareholders of Sustainable Systems, Inc.

10.3 Form of Secured Promissory Note due upon completion and commissioning of Sustainable System, Inc.'s plant expansion issued to the shareholders of Sustainable Systems, Inc.

10.4 Form of Secured Convertible Debenture due March 6, 2008 issued to the shareholders of Sustainable Systems, Inc.

10.5 Form of Secured Convertible Debenture due March 6, 2009 issued to the shareholders of Sustainable Systems, Inc.

10.6 Form of Option to Purchase Common Stock issued to Sustainable management and employees dated March 6, 2007.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                            GS AGRIFUELS CORPORATION



Dated:  March 12, 2007         By: /s/ Tom Scozzafava
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                                       Tom Scozzafava
                                       President and Chief Executive Officer